SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 16, 2003 (January 16, 2003)

Fulton Financial Corporation.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Penn Square, P.O. Box 4887, Lancaster, PA 17604
(Address of principal executive offices) (Zip Code)

717-291-2411
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Item	5. Other Events

On January 16, 2003, Fulton Financial Corporation (“Fulton”) entered into a definitive Agreement and Plan of Merger (the “Agreement”) with Premier Bancorp, Inc. (“Premier”). Under the Agreement, Premier will merge (the “Merger”) with and into Fulton, with Fulton surviving, and all of the outstanding shares of the common stock of Premier (“Premier Common Stock”) will be converted into shares of the common stock of Fulton (“Fulton Common Stock”). Following the Merger, Premier’s wholly-owned banking subsidiary, Premier Bank, will continue operations as a subsidiary of Fulton.

Under the terms of the Agreement, shares of Premier Common Stock will be exchanged for shares of Fulton Common Stock on the effective date of the Merger based on an exchange ratio of 1.34 shares of Fulton Common Stock for each share of Premier Common Stock outstanding. Each option to acquire shares of Premier Common Stock which is outstanding on the effective date of the Merger will be exchanged for options to acquire Fulton Common Stock, with the number of shares subject to such options and the exercise price adjusted appropriately based on the exchange ratio. The outstanding shares of Premier’s preferred stock are expected to be redeemed in connection with the transaction.

Consummation of the Merger is subject to various conditions, including, among others, the approval of the Merger by applicable bank regulatory authorities and the approval of the Agreement and the Merger by the shareholders of Premier. Premier has the right to terminate the Agreement under certain circumstances based on the market price of Fulton Common Stock. In connection with the execution of the Agreement, Premier has granted Fulton an option to acquire 835,000 shares (subject to adjustment) of Premier Common Stock at an exercise price of 17.85 per share, such option to be exercisable only upon the occurrence of certain events.

Assuming that all conditions are satisfied without unexpected delay, it is anticipated that the effective date of the Merger will occur during the third quarter of 2003.

Pursuant to General Instruction F to Form 8-K, the press release announcing the execution of the Agreement is attached as an exhibit to this Current Report and is incorporated herein by reference.

Item	7. Financial Statements and Exhibits.

(c)    Exhibits.

Pursuant to Item 7(c) of Form 8-K, Fulton hereby files the following exhibits in accordance with Item 601 of Regulation S-K:

Number	Title
2.1	Agreement and Plan of Merger, dated January 16, 2003, between Fulton Financial Corporation and Premier Bancorp, Inc.

99.1	Warrant Agreement, dated January 16, 2003, between Fulton Financial Corporation and Premier Bancorp, Inc.

99.2	Warrant, dated January 16, 2003

99.3	Press Release dated January 16, 2003

99.4	Transaction Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULTON FINANCIAL CORPORATION

Date: January 16, 2003	By:	/s/ Charles J. Nugent
	Name:	Charles J. Nugent
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Page Number
in Manually
Signed Original

2.1	Agreement and Plan of Merger, dated January 16, 2003, between Fulton Financial Corporation and Premier Bancorp, Inc.

99.1	Warrant Agreement, dated January 16, 2003, between Fulton Financial Corporation and Premier Bancorp, Inc.

99.2	Warrant, dated January 16, 2003

99.3	Press Release dated January 16, 2003

99.4	Transaction Information

5